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                                                                      EXHIBIT 21



                      Subsidiaries of Hudson Foods, Inc.
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Hudson Farms, Inc., an Arkansas corporation
Ohse Transportation, Inc., a Kansas corporation
Hudson Foods Foreign Sales, Inc., a U.S. Virgin Islands corporation Hudson Foods Poland, s.p.zoo, a Polish limited liability company

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